===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION

                           Washington, D.C. 20549

                    -----------------------------------






                                  FORM 8-K


                               CURRENT REPORT

                   Pursuant to Section 13 or 15(d) of the

                      Securities Exchange Act of 1934

                    -----------------------------------






                               April 9, 1999
              DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)






                             theglobe.com, inc.

           (Exact name of registrant as specified in its charter)



       Delaware                      0-25053                    14-1781422

    (State or other          (Commission File Number)      (I.R.S. Employer
    jurisdiction of                                          Identification
   incorporation or                                              Number)
     organization)
                            31 West 21st Street
                          New York, New York 10010

                  (Address of principal executive offices)

                               (212) 886-0800

            (Registrant's telephone number, including area code)



===========================================================================

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

     On April 9, 1999, Bucky Acquisition Corp. ("Merger Sub"), a Delaware corporation and wholly-owned subsidiary of theglobe.com, inc. ("theglobe"), a Delaware corporation, was merged with and into Attitude Network Ltd. ("Attitude"), a Delaware corporation, with Attitude as the surviving corporation (the "Merger"). As a result of the Merger, Attitude became a wholly-owned subsidiary of theglobe. The Merger was effected pursuant to an Agreement and Plan of Merger, dated April 5, 1999, by and among theglobe, Merger Sub, Attitude and certain stockholders of Attitude (the "Merger Agreement"). The Merger Agreement is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference. theglobe issued press releases on April 6, 1999 and April 12, 1999 relating to the Merger. The press releases are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

     The consideration paid by theglobe in connection with the Merger consisted of:

     - subject to the exercise of appraisal rights available under Delaware law, the issuance by theglobe of approximately 785,461 newly issued shares of common stock, par value $.001 per share, of theglobe ("theglobe Common Stock"), to the Attitude stockholders, with cash to be paid in lieu of the issuance of fractional shares.

     - the assumption by theglobe of options to purchase shares of common stock, par value $.001 per share, of Attitude ("Attitude Common Stock"), which were exchanged for options to purchase approximately 42,380 shares of theglobe Common Stock. Such options have an aggregate exercise price of approximately $905,605.

     - the assumption by theglobe of warrants to purchase shares of Attitude Common Stock which were exchanged for warrants to purchase approximately 23,353 shares of theglobe Common Stock.
         Such warrants have an aggregate  exercise  price of  approximately
         $400,000.

         In addition, debt with a present value of approximately $2.3 million was assumed in connection with the Merger. The consideration paid by theglobe was determined as a result of negotiation between theglobe and Attitude. The number of shares of theglobe Common Stock issued to the Attitude stockholders was determined based on an exchange rate of
0.0583831171 of a share of theglobe Common Stock for each share of Attitude Common Stock. Cash will be paid in lieu of the issuance of fractional shares. Funds for such payment will be provided from cash on hand of theglobe.

          The assets of Attitude acquired as a result of the Merger consisted of property and equipment, intangible assets, accounts receivable, deposits and cash and cash equivalents of approximately
$4,800,000. These assets are used in connection with the operation of gaming-related entertainment web sites. theglobe intends to operate the assets acquired as previously operated, provided that changing business conditions or strategic plans may lead to changes in Attitude's operations in the future.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired and theglobe.com, inc. Proforma Condensed Consolidated Financial Information

                              TABLE OF CONTENTS

                                                                       PAGE

Attitude Network Ltd. Financial Statements

Report of Independent Certified Public Accountants                      F-1

Consolidated Balance Sheets at December 31, 1998 and 1997               F-2

Consolidated Statements of Operations for the years ended
   December 31, 1998 and 1997                                           F-3

Consolidated Statements of Stockholders' Equity (Deficit) for
   the years ended December 31, 1998 and 1997                           F-4

Consolidated Statements of Cash Flows for the years ended
   December 31, 1998 and 1997                                           F-5

Notes to Consolidated Financial Statements                              F-6

theglobe.com, inc. Pro Forma Condensed Consolidated
   Financial Information                                                F-18

Unaudited Pro Forma Condensed Consolidated Balance Sheet
   at December 31, 1998                                                 F-19

Unaudited Pro Forma Condensed Consolidated Statement of
   Operations for the year ended December 31, 1998                      F-20

Notes to the Unaudited Pro Forma Condensed Consolidated
   Financial Information                                                F-21

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors and Stockholders
Attitude Network Ltd.
Naples, Florida


In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows present fairly, in all material respects, the financial position of Attitude Network Ltd. and its subsidiary (the "Company") at December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the two years ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company has suffered recurring losses from operations which raises substantial doubt about its ability to continue as a going concern. As discussed in Note 16 to the consolidated financial statements, on April 9, 1999 the Company merged with a wholly-owned subsidiary of theglobe.com, inc. whereby the stockholders of the Company exchanged their common stock for shares of common stock of theglobe.com, inc. at a specified conversion rate. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


PricewaterhouseCoopers LLP


March 19, 1999, except for Note 16,
     for which the date is April 9, 1999


                           ATTITUDE NETWORK LTD.
                        CONSOLIDATED BALANCE SHEETS
                         DECEMBER 31, 1998 AND 1997
ASSETS                                                                            1998            1997
                                                                                  ----            ----
Current assets:
    Cash                                                                  $  2,161,513    $     83,318
    Accounts receivable, less allowance for doubtful accounts of
      $200,000 and $96,473 at December 31, 1998 and
        1997, respectively                                                     406,412         546,993
                                                                               -------         -------
         Total current assets                                                2,567,925         630,311
                                                                             ---------         -------

Property and equipment, net                                                    382,277         453,081
Intangible assets, net                                                       1,825,039       3,706,919
Deposits                                                                        24,308          13,799
                                                                          ------------    ------------
         Total assets                                                     $  4,799,549    $  4,804,110
                                                                          ============    ============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities:
    Accounts payable                                                      $    185,127    $    647,784
    Accrued expenses                                                           358,668       1,680,636
    Deferred revenue                                                           346,775         300,000
    Convertible notes payable to directors                                     950,000               -
    Current portion of long-term debt                                          200,000         137,615
                                                                             ---------       ---------
         Total current liabilities                                           2,040,570       2,766,035

Long-term debt                                                               2,343,171       2,293,536
                                                                             ---------       ---------
         Total liabilities                                                   4,383,741       5,059,571
                                                                             ---------       ---------

Commitments and contingencies (Note 14)

Stockholders' equity (deficit):
    Preferred stock, $.0l par value, 5,000 shares authorized, no shares
      issued and outstanding                                                         -               -
    Common stock, $.001 par value, 20,000,000 shares authorized,
      13,114,457 and 11,446,352 shares issued and outstanding
      at December 31, 1998 and 1997, respectively                               13,115          11,446
    Additional paid-in capital                                              17,542,540      10,683,250
    Accumulated deficit                                                    (17,139,972)    (10,950,467)
    Accumulated other comprehensive income                                         125             310
                                                                           -----------     -----------
         Total stockholders' equity (deficit)                                  415,808        (255,461)
                                                                           -----------     -----------
           Total liabilities and stockholders' equity                     $  4,799,549    $  4,804,110
                                                                          ============    ============



                           ATTITUDE NETWORK LTD.
                   CONSOLIDATED STATEMENTS OF OPERATIONS
                         DECEMBER 31, 1998 AND 1997
                                                                              1998            1997
                                                                              ----            ----
Sales                                                                      $ 1,885,547     $ 2,474,537
Cost of sales                                                                  903,476       1,325,662
                                                                           -----------     -----------
    Gross profit                                                               982,071       1,148,875
                                                                           -----------     -----------
Operating expenses:
  Selling and marketing                                                        681,585       1,609,202
  Product development                                                        1,860,686       2,520,090
  General and administrative                                                 1,644,415       1,484,360
  Amortization                                                               1,883,137       1,320,098
                                                                           -----------     -----------
    Total operating expenses                                                 6,069,823       6,933,750
                                                                           -----------     -----------
        Operating loss                                                      (5,087,752)     (5,784,875)

Nonoperating income (expense):
  Gain on sale of website                                                            -         200,000
  Interest expense                                                          (1,101,753)       (250,076)
  Litigation settlement                                                              -      (1,395,000)
                                                                           -----------     -----------
         Net loss                                                          $(6,189,505)    $(7,229,951)
                                                                           ===========     ===========

                           ATTITUDE NETWORK LTD.
         CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                         DECEMBER 31, 1998 AND 1997

                                                                                                        ACCUMULATED
                                    PREFERRED STOCK        COMMON STOCK      ADDITIONAL                    OTHER      STOCKHOLDERS'
                                    ---------------        -------------      PAID-IN     ACCUMULATED  COMPREHENSIVE     EQUITY
                                SHARES     PAR VALUE    SHARES  PAR VALUE    CAPITAL       DEFICIT         INCOME        (DEFICIT)
                                ------     ---------    ------  ---------    -------       -------         ------        ---------
Balances, December 31, 1996         -      $  -       9,447,520   $ 9,448   $ 4,914,342   $(3,720,516)   $  -           $ 1,203,274

Issuance of shares of common
  stock for acquisition             -         -       1,000,000     1,000     2,499,000             -       -             2,500,000

Issuance of shares of common
    stock                           -         -         666,667       667     1,999,333             -       -             2,000,000

Issuance of shares of common
    stock                           -         -         330,665       330     1,264,576             -       -             1,264,906

Conversion of debt to common
    stock                           -         -           1,500         1         5,999             -       -                 6,000

Comprehensive income (loss)

  Foreign currency translation      -         -               -         -             -             -     310                   310

  Net loss                          -         -               -         -             -    (7,229,951)      -           (7,229,951)
                                                                                                                         ----------
   Total comprehensive income
    (loss)                                                                                                              (7,229,641)
                              --------  --------      ---------- ----------   ----------     ----------  ----------      ----------
Balances, December 31, 1997         -         -       11,446,352    11,446    10,683,250   (10,950,467)   310             (255,461)


Issuance of shares of common
stock                               -         -          250,000       250       999,750             -       -            1,000,000

Issuance of shares of common
stock                               -         -          259,939       260       999,750             -       -            1,000,010

Exercise of common stock options
  for shares                        -         -           26,500        27        11,899             -       -               11,926

Issuance of shares of common
  stock for legal settlement        -         -          465,000       465     1,394,535             -       -            1,395,000

Issuance of shares of common
  stock, net of issue cost          -         -          666,666       667     1,909,326             -       -            1,909,993

Issuance of 400,000 common stock
  warrants                          -         -                                  798,920             -       -              798,920

Stock option expense                -         -                -         -       745,110             -       -              745,110

Comprehensive income (loss)

    Foreign currency translation    -         -                -         -             -             -     (185)              (185)

    Net loss                        -         -                -         -             -    (6,189,505)      -          (6,189,505)
                                                                                                                        -----------
         Total comprehensive
                income(loss)                                                                                            (6,189,690)
                              --------  --------      ----------  ----------   ----------     ----------  ----------     ----------

Balances, December 31, 1998         -    $    -       13,114,457   $13,115   $17,542,540   $(17,139,972) $  125         $   415,808
                              ========  ========      ==========  ==========   ==========    ===========   =========    ============


                           ATTITUDE NETWORK LTD.
                   CONSOLIDATED STATEMENTS OF CASH FLOWS
                         DECEMBER 31, 1998 AND 1997

                                                                          1998              1997
                                                                          ----              ----
CASH FLOWS FROM OPERATING ACTIVITIES

  Net loss                                                            $ (6,189,505)       $(7,229,951)
                                                                      ------------        -----------
  Adjustments  to  reconcile  net  loss  to  net  cash
      used  in  operating activities:
    Depreciation                                                           120,594             84,790
    Amortization                                                         1,883,137          1,320,098
    Amortization of discount on note payable                               262,020            262,360
    Non-cash interest related to warrant valuation                         798,920                  -
    Stock options expense                                                  745,110                  -
    Provision for bad debts                                                103,527            253,521
    Gain on sale of website                                                      -           (200,000)
    (Gain) loss on sale of property and equipment                           (4,316)            22,055
    Changes in assets and liabilities:
      Decrease in inventory                                                      -              7,047
      Increase (decrease) in accounts receivable                            37,054           (304,096)
      Increase in other assets                                             (11,766)           (10,207)
      Increase (decrease) in accounts payable                             (462,657)           403,378
      Increase in accrued expenses                                          73,032          1,606,509
      Increase in deferred revenue                                          46,775            297,517
                                                                            ------            -------
        Total adjustments                                                3,591,430          3,742,972
                                                                         ---------          ---------
         Net cash used in operating activities                          (2,598,075)        (3,486,979)
                                                                        ----------         ----------

CASH FLOW FROM INVESTING ACTIVITIES
  Purchase of property and equipment                                       (47,174)          (341,047)
  Cash received from sale of property and equipment                          1,700             14,111
  Cash received from sale of website                                             -            200,000
  Acquisition, net of cash acquired                                              -            (59,128)
                                                                           -------           --------
         Net cash used in investing activities                             (45,474)          (186,064)
                                                                           -------           --------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from issuance of common stock                                 4,000,003          3,270,906
  Stock issuance costs                                                     (90,000)                 -
  Proceeds from exercise of stock option                                    11,926                  -
  Proceeds from directors notes                                            950,000                  -
  Payments on long-term debt                                              (150,000)          (179,100)
                                                                          --------           --------
         Net cash provided by financing activities                       4,721,929          3,091,806
                                                                         ---------          ---------

Effect of exchange rate changes on cash                                       (185)             3,172
                                                                           -------              -----

Net increase (decrease) in cash                                          2,078,195           (578,065)
Cash at beginning of period                                                 83,318            661,383
                                                                         ---------            -------
Cash at end of period                                                 $  2,161,513        $    83,318
                                                                      ============        ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

In 1997, common stock was issued in satisfaction of amounts payable to a vendor in the amount of $6,000.

In  1997,   1,000,000  shares  of  common  stock  were  issued  to  acquire
Kaleidoscope Network, Ltd. (see Note 3).

In 1998, 465,000 shares of common stock were issued to settle litigation accrued for at December 31, 1997 for $1,395,000.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

1.   ORGANIZATION

     Attitude Network Ltd. (the Company) was formed in January 1995 to establish, develop and deliver customized website programming to narrowly defined target audiences. The Company seeks to support its markets by providing advertising supported online entertainments. Its audiences include but are not limited to the on-line games market.

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     PRINCIPLES OF CONSOLIDATION

     The accompanying consolidated financial statements include the accounts of Attitude Network Ltd. and its wholly-owned subsidiary, Kaleidoscope Network, Ltd. All material intercompany transactions have been eliminated in consolidation.

     PROPERTY AND EQUIPMENT

     Property  and   equipment  are  stated  at  cost,   less   accumulated
     depreciation. Depreciation is provided on the straight-line basis over the estimated useful lives of the related assets.

     Major improvements and betterments of property are capitalized. Maintenance, repairs and minor improvements are charged to expense in the period incurred. Upon the sale or other disposition of property, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is reflected in income.

     INTANGIBLE ASSETS

     The costs of web rights purchased by the Company are being amortized on the straight-line method over the estimated useful life of three years. The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no such impairment has been recorded.

     IMPLEMENTATION OF SFAS 130

     In June 1997, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 130, "Reporting Comprehensive Income," effective for fiscal periods beginning after December 15, 1997. The new standard requires that comprehensive income, which includes net income, as well as certain changes in assets and liabilities recorded in common equity, be reported in the financial statements. The Company adopted SFAS No. 130 during the year ended December 31, 1998.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     FOREIGN CURRENCY TRANSLATION

     The financial position and results of operations of the Company's foreign operations are measured using local currency as the functional currency. Current assets and liabilities of these operations are translated to the U.S. dollar at the exchange rate in effect at year-end. Income statement accounts are translated at the average rate of exchange prevailing during the year. Translation adjustments arising from differences in exchange rates from period to period are recorded in accumulated comprehensive income. Realized gains and losses resulting from foreign currency transactions are included in the statement of operations.

     DEFERRED REVENUE

     Deferred revenue represents amounts received by the Company related to future services to be provided.

     REVENUE RECOGNITION

     Website advertising revenue is earned by providing advertisers with a space on the Company's website to promote products. The Company's advertising revenues are derived principally from short-term advertising contracts in which the Company guarantees a minimum number of impressions (a view of an advertisement by a consumer) for a fixed fee. Advertising revenues are recognized ratably over the term of the contract. Hotel discount revenue represents revenue earned by the Company for reservations booked through their hotel discount web page and is recognized in the month earned. Revenue received in connection with an agreement between the Company and a telephone company, whereby the Company has agreed to develop, deliver, install and operate a computer-based games service designed for the telephone company is recognized on a monthly basis in accordance with the agreement.

     The Company trades advertisements on its website in exchange for advertisements on the internet sites of other companies. Barter revenues and expenses are recorded at the fair market value of services provided or received, whichever is more determinable in the circumstances. Revenue from barter transactions is recognized as advertisements are delivered on the Company's website. Barter expense is recognized as cost of sales when the Company's advertisements are run on other companies web sites, which is typically in the same period when the barter revenue is recognized.

     COST OF SALES

     Cost of sales includes communication/on-line costs associated with connecting the Company's website with servers, costs incurred for website audits, barter expense and other direct costs.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, CONTINUED

     PRODUCT DEVELOPMENT

     The costs to develop and maintain the Company's web sites are being expensed as incurred.

     INCOME TAXES

     Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

     MANAGEMENT'S USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     RECLASSIFICATIONS

     Certain prior year amounts have been reclassified to conform with the 1998 presentation.

3.   ACQUISITION

     In  February  1997,  the  Company  acquired  all  of  the  issued  and
     outstanding  shares  of  Kaleidoscope   Networks  Limited,  a  company
     registered in England, for an aggregate purchase price of approximately $2.6 million. The purchase consisted primarily of an internet worldwide games website including all software, documentation, licenses, contracts and contract rights, and property rights necessary to operate the website. The acquisition was funded through the issuance of 1,000,000 shares of the Company's common stock, stock options for the purchase of an additional 100,000 shares of common stock and cash payments of approximately $106,000. The acquisition has been accounted for using the purchase method of accounting. Substantially all of the purchase price was allocated to the website intangible asset.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

4.   PROPERTY AND EQUIPMENT

     Property and equipment consisted of the following at December 31, 1998 and 1997:

                                                          1998                1997
                                                          ----                ----
    Computers and office equipment                 $     612,962       $       571,276
    Furniture and fixtures                                17,165                16,480
    Leasehold improvements                                 3,200                 3,200
                                                           -----                 -----
                                                         633,327               590,956
    Less accumulated depreciation                       (251,050)             (137,875)
                                                        --------              --------
                                                   $     382,277        $      453,081
                                                   =============        ==============

5.   INTANGIBLE ASSETS

     Intangible assets consisted of the following at December 31, 1998 and 1997:

                                                          1998                1997
                                                          ----                ----
    Website rights                                 $   5,119,515        $    5,119,515
    Organization costs                                    15,326                15,326
    Other                                                  1,257                     -
                                                        --------              --------
                                                       5,136,098             5,134,841
    Accumulated amortization                          (3,311,059)           (1,427,922)
                                                      ----------            ----------
                                                   $   1,825,039        $    3,706,919
                                                   =============        ==============

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

6.   LEASES

     The Company leases certain equipment and office space under operating type leases. Future minimum payments under these leases are as follows:

             1999                                 $      62,085
             2000                                        60,876
             2001                                        63,311
             2002                                        26,809
             ----                                         -----
                                                  $     213,081
                                                        =======

     Rental expense for the years ended December 31, 1998 and 1997 was approximately $132,000 and $193,000, respectively.

7.   CONVERTIBLE NOTES PAYABLE TO DIRECTORS

     During 1998, the Company borrowed $950,000 from various directors of the Company. These notes are due on demand and accrue interest at 8.5%. The notes feature a conversion right at the option of the holder, which may be exercised in the event the Company is sold. The conversion right allows the holder to convert the note into stock of the new or surviving entity at a price equal to the per share transaction price. Most of the notes include detachable warrants for a total of 400,000 shares of common stock at an exercise price of $1.00 per share. The warrants expire in 2003. A value of approximately $800,000 was assigned to the warrants (additional paid-in capital) based on the difference between the fair market value of the stock at date of issuance ($3.00) and the exercise price of $1.00. Since the notes are demand notes, the entire value assigned to the warrants was charged to interest expense in 1998.

8.   LONG-TERM DEBT

     The Company's  long-term  debt  consisted of the following at December
     31:

                                             1998                1997
     Non-interest bearing obligation
     payable to a corporation related
     to the purchase of an internet
     worldwide website                   $ 2,543,171        $ 2,431,151
                                         ===========        ===========

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

8.   LONG-TERM DEBT, CONTINUED

     The obligation is to be repaid based on 5% of the Company's gross revenues related to the website, less certain costs directly associated with the website. The payments required by the agreement are also subject to specific minimum amounts payable per year. In the event of an initial public offering by the Company, the total unpaid amount of the obligation would become due and payable. The $5.6 million obligation has been recorded at its present value, assuming a 9% interest rate, and has been reduced by $150,000 and $179,000 of payments made by the Company in 1998 and 1997, respectively. The unamortized discount was $2,556,829 and $2,818,849 as of December 31, 1998 and 1997, respectively.

     The minimum principal amounts payable over the next five years under this agreement are as follows:

           1999                                    $       200,000
           2000                                            250,000
           2001                                            300,000
           2002                                            300,000
           2003                                            300,000
           Thereafter                                    3,750,000
                                                   ---------------
                                                         5,100,000
           Less Discount                                (2,556,829)
                                                   ---------------
                                                         2,543,171
           Less current portion                           (200,000)
                                                   ---------------
                                                   $     2,343,171
                                                   ===============

9.   INCOME TAXES

     No provision for federal or state income taxes has been made for the years ended December 31, 1998 and 1997, since the Company reported a loss for both financial reporting and income tax purposes.

     The Company had available approximately $10,556,000 of net operating loss carryforwards to reduce future taxable income as of December 31, 1998. The utilization of the net operating loss

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

9.   INCOME TAXES, CONTINUED

     carryforwards, which begin to expire in the year 2012, will be subject to limitations as a result of a more than 50% change in ownership of the Company in 1997 (See Note 10).

     The tax effects of the temporary differences that gave rise to the deferred tax balances at December 31, 1998 and 1997 were the following:

                                                               1998                1997
                                                               ----                ----
    Deferred tax assets
        Net operating loss carryforwards                   $   3,972,000      $   2,719,000
        Allowance for doubtful accounts                           81,000            130,000
        Start-up expenditures                                    193,000            280,000
        Amortization of intangible assets                        524,000                 --
        Other                                                    136,000            131,000
        Valuation allowance                                   (4,906,000)        (3,222,600)
                                                              ----------         ----------
                                                                     --              37,400

    Deferred liability:
        Amortization of intangible assets                            --             (37,400)
                                                              ----------         ----------
    Net deferred tax asset                                 $         --       $         --
                                                            ============       ============


     The Company provides for a valuation allowance on deferred tax assets since utilization is uncertain.

10.  STOCKHOLDERS' EQUITY

     In February 1997, Maricopa Investment Corporation, an unaffiliated company, purchased all the outstanding shares held by a shareholder of the Company and subscribed to the Company for an additional 666,667 shares of common stock at $3.00 per share. In total, these purchases represent approximately 42% of the shares outstanding.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

10.  STOCKHOLDERS' EQUITY, CONTINUED

     In February 1997, the Company also issued 1,000,000 shares of common stock to acquire Kaleidoscope Networks, Ltd. (see Note 3). As part of this acquisition agreement, the Company entered into an additional agreement with the sellers whereby, upon notice from the sellers at any time in the five-year period following the 18th month from the date of the agreement, the Company shall be required to purchase up to 500,000 shares of common stock owned by the sellers at a purchase price of $2.50 per share. Five years following the 36th month from the date of this agreement, the sellers may give notice and the Company may be required to purchase up to an additional 500,000 shares of common stock owned by the seller at a purchase price of $2.50 per share. This agreement shall terminate upon the ninth anniversary from the date of this agreement.

     The above transactions exceeded 50% of the outstanding shares of the Company.

     During 1997, the Company issued to certain directors and unrelated parties 330,665 shares of common stock at $4.00 per share. In November 1997, the Company issued 1,500 shares of common stock in exchange for forgiveness of a $6,000 payable to a vendor.

     During 1998, the Company sold 1,166,666 shares to various investors at prices ranging from $3.00 - $4.00 per share for total proceeds of approximately $4,000,000. The sale of 666,666 shares included anti-dilution provisions, as well as a shareholder rights agreement, which provides for certain future registration rights.

     In September 1998, the Company issued 465,000 shares in connection with the settlement of a lawsuit filed in December 1997. The lawsuit related to claims for a 10.75% equity interest in the Company and unspecified other damages by a media service and editorial management company who had previously been party to a memorandum of understanding with certain of the Company's stockholders, officers, and directors. The settlement was accrued for at December 31, 1997.

11.  STOCK OPTION PLAN

     Effective July 1, 1996, the Company adopted the 1996 Stock Option Plan (the Plan) available for grant to eligible employees and eligible participants to purchase up to 1,200,000 shares of the Company's common stock. The Plan is administered by a committee appointed by the Board of Directors or by the Board of Directors if each member of the committee is eligible to receive stock options or if the members of the committee have been eligible to receive stock options for a period of one year prior to their services on the committee. The Board of Directors or a committee shall administer the Plan, select the eligible employees and eligible participants to whom options will be granted, determine the number of shares subject to any such options and interpret, construe and implement the provisions of the Plan. The Board of Directors or the committee shall also determine the price to be paid for the shares upon exercise of each option, the period within which each option may be exercised, and the terms and conditions of each option.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

11.  STOCK OPTION PLAN, CONTINUED

     The option exercise price will be equal to 100% of market value on the day the option is granted (110% in the case of a 10% owner of the Company), as determined by the Board of Directors or the committee. No option shall be exercisable after ten years from the date of the grant of the option, and shares subject to the option granted to a 10% owner shall not be exercisable after five years from the date of grant of the option. The Plan expires on July 1, 2006.

     Compensation expense resulting from stock options is measured at the grant date based upon the difference between the exercise price and the market value of the common stock. All stock options granted in 1997 were granted at an exercise price equal to the market value at the date of grant. During 1998 the Company granted 192,200 stock options at $.45 that were not in accordance with the 1996 stock option plan as they were not granted at fair market value. The aggregate compensation cost related to these $.45 stock options granted in the year ended December 31, 1998 was $449,310. Additionally, expense of $295,800 was recognized in connection with options granted to a non-employee who performed financial advisory services for the Company in 1998.

     A summary of the stock option activity is presented below:

                                                                                   WEIGHTED
                                                                                    AVERAGE
                                                                NUMBER OF          EXERCISE
                                                                 SHARES              PRICE
                                                                 ------              -----
     Outstanding as of December 31, 1996                          790,000          $  1.02
     Options granted                                              305,000             2.90
     Forfeited                                                   (145,000)            2.86
                                                                 --------             ----
     Outstanding as of December 31, 1997                          950,000             1.46
     Options granted                                              377,200             1.65
     Exercised                                                    (26,500)            0.45
     Forfeited                                                   (295,350)            1.59
                                                                 --------             ----
     Outstanding as of December 31, 1998                        1,005,350          $  1.52
                                                                =========          =======


     The Company applies APB Opinion No.25 and related interpretation in accounting for its Plan. Statement of Financial Accounting Standards No. 123 "Accounting for Stock-Based Compensation" (SFAS No. 123) requires compensation expense measured as the excess of the fair value of the underlying stock over the exercise price on the date of grant. Pro forma disclosures as if the Company had adopted the cost recognition requirements under SFAS No. 123 are not presented as the effects were immaterial.

     The weighted average fair value of options-granted in 1998 was $1.79. The fair value for these option was estimated at the date of granting using the minimum value method which takes into

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

11.  STOCK OPTION PLAN, CONTINUED

     account (1) the fair value of the underlying  stock at the grant date,
     (2) the exercise price, (3) weighted average expected life of 5.70 years, (4) no dividends, and (5) a weighted average risk-free interest rate of 5.76%. Compensation expense recognized in providing pro forma disclosures may not be representative of the effects on net income or loss for future years.

     The  following  table  summarizes   information  about  stock  options
     outstanding under the Plan at December 31, 1998:

                                        Weighted
                                        average
                                        remaining
          Exercise       Number        contractual     Number
           prices     outstanding         life       exercisable
          --------    -----------      -----------   -----------
          $  0.45        254,100        3.1 years       254,100
             0.70        510,000        7.5 years       385,000
             2.50        100,000        7.5 years       100,000
             3.00         81,250        7.5 years        22,000
             4.00         50,000        7.5 years
             5.00         10,000        7.5 years        10,000
                      -----------                    -----------

                       1,005,350                        771,100
                      ===========                    ===========

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

12.  RISKS AND UNCERTAINTIES

     The Company has derived revenues of approximately $300,000 and $256,000 in 1998 and 1997, respectively, from one customer, which approximates 16% and 10%, respectively, of total revenue. The Company's accounts receivable also includes $200,000 and $87,850 receivable from this customer, which represents 49% and 16% of total accounts receivable as of December 31, 1998 and 1997, respectively.

     The Company maintains cash balances at a financial institution located in Southwest Florida in excess of the $100,000 insured by the Federal Deposit Insurance Corporation. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on cash balances.

13.  RELATED PARTY TRANSACTIONS

     Accounts payable as of December 31, 1998 and 1997 includes $29,396 and $64,346, respectively, which is payable to employees, individuals and organizations related to the Company.

     The Company has an agreement under which total payments of $155,000 have been made each year to the chief executive officer in 1998 and 1997, which includes a bonus of $35,000 for 1998 and 1997. The agreement extends through July 1999 and provides for monthly payments of $10,000 with a provision for a discretionary bonus to be determined by the Company's Board of Directors.

     The Company had a consulting agreement with one of its directors, under which $105,000 was paid in 1997. The consulting agreement expired in October 1997.

     The Company rents its office space in Florida on a month-to-month basis as a subtenant of a Company controlled by a member of its Board of Directors. It also receives certain office support services. These rents and support services are priced on a pass-through basis without mark-up, and totaled approximately $13,000 and $15,000 in 1998 and 1997, respectively.

14.  COMMITMENTS AND CONTINGENCIES

     In March 1998, the Company entered into an agreement with MacMillan Digital Publishing USA (MacMillan) to create and operate a website designed to serve as an on-line resource for the gaming market. The Company is primarily responsible for the operation of the website and MacMillan will pay the Company a commission on product sales related to the website. The terms of the agreement commenced upon execution. The agreement will terminate May 31, 1999, and is renewable for successive one-year terms.

     As discussed in Note 10, the Company has issued a put option to the former owners of Kaleidoscope Networks Limited.

                           ATTITUDE NETWORK LTD.
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                         DECEMBER 31, 1998 AND 1997
---------------------------------------------------------------------------

14.  COMMITMENTS AND CONTINGENCIES, CONTINUED

     The Company is a defendant in various legal proceedings, which occurred in the ordinary course of business. In the opinion of management, the ultimate settlement of such legal proceedings will not have a material adverse impact on the Company's financial statements.

15.  GOING CONCERN

     Since inception, the Company has incurred significant operating losses. These losses have been financed primarily through the issuance of common stock and loans from directors. The ability of the Company to continue as a going concern is dependent upon additional funding and/or attaining profitable operations. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern. See Note 16.

16.  SUBSEQUENT EVENT

     On April 9, 1999 the Company merged with a wholly-owned subsidiary of theglobe.com, inc. wherby the stockholders of the Company exchanged their common stock for shares of common stock of theglobe.com, inc. at a specified conversion rate. Management believes the merger will result in sufficient funds to continue operating activities. The shares issued in connection with the Kaleidoscope Networks, Ltd. acquisition, subject to a put option, were exchanged as part of the merger and thus the put option terminated.

ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
            INFORMATION AND EXHIBITS

     (b) Pro Forma Condensed Consolidated Financial Information

     In April 1999, the Company acquired Attitude Network Ltd. ("Attitude"), in a stock transaction for approximately $46.8 million, including acquisition costs. This acquisition will be accounted for as a purchase business combination.

     The unaudited Pro Forma Condensed Consolidated Statements of Operations (the "Pro Forma Statement of Operations") for the year ended December 31, 1998 gives effect to the acquisition of Attitude as if it had occurred on January 1, 1998. The Pro Forma Statement of Operations is based on historical results of operations of the Company and Attitude for the year ended December 31, 1998. The unaudited Pro Forma Condensed Consolidated Balance Sheet (the "Pro Forma Balance Sheet") gives effect to the acquisition of Attitude as if the acquisition had occurred on that date. The Pro Forma Statement of Operations and Pro Forma Balance Sheet and the accompanying notes (the "Pro Forma Financial Information") should be read in conjunction with and are qualified by the historical financial statements of the Company and notes thereto.

     The Pro Forma Financial Information is intended for informational purposes only and is not necessarily indicative of the future financial position or future results of operations of the consolidated company after the acquisition of Attitude, or of the financial position or results of operations of the consolidated company that would have actually occurred had the acquisition of Attitude been effected on January 1, 1998.




                                        theglobe.com, inc.

                    UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET



                                                           December 31, 1998
                                                  -----------------------------------------     Pro Forma          Pro Forma
                                                  theglobe.com, inc. Attitude Network, Ltd.     Adjustments        As Adjusted
                                                  ------------------ ----------------------    --------------      -----------

ASSETS

Cash and cash equivalents                         $     29,250,572    $         2,161,513               -          $31,412,085
Short-term investments                                     898,546                  -                   -              898,546
Accounts receivable, net                                 2,004,875                406,412               -            2,411,287
Prepaids and other current assets                          678,831                  -                   -              678,831
                                                  ----------------    -------------------      --------------      -----------
          Total current assets                          32,832,824              2,567,925                           35,400,749

Property and equipment, net                              3,562,559                382,277               -            3,944,836
Other assets                                             1,734,495                 24,308               -            1,758,803
Goodwill and intangible assets                               -                  1,825,039          45,461,828 (a)   47,286,867
                                                  ----------------    -------------------      --------------      -----------

          Total assets                            $     38,129,878    $         4,799,549      $   45,461,828      $88,391,255
                                                  ================    ===================      ==============      ===========


LIABILITIES AND STOCKHOLDERS' EQUITY

Accounts payable                                  $      2,614,445    $           185,127               -          $ 2,799,572
Accrued expenses                                           817,463                358,668               -            1,176,131
Accrued compensation                                       691,279                  -                   -              691,279
Deferred revenue                                           673,616                346,775               -            1,020,391
Current portion of notes payable to related party           -                     950,000            (950,000)(c)        -
Current portion of long-term debt                           -                     200,000               -              200,000
Current installments of obligations under
  capital leases                                         1,026,728                  -                   -            1,026,728
                                                  ----------------    -------------------      --------------      -----------
          Total current liabilities                      5,823,531              2,040,570            (950,000)       6,914,101

Long-term debt                                              -                   2,343,171               -            2,343,171
Obligations under capital leases,
  excluding current installments                         2,005,724                  -                   -            2,005,724
                                                  ----------------    -------------------      --------------      -----------

          Total liabilities                              7,829,255              4,383,741            (950,000)      11,262,996

                                                                                                   46,827,636 (a)   46,827,636
Stockholders' equity                                    30,300,623                415,808            (415,808)(a)   30,300,623
                                                  ----------------    -------------------      --------------      -----------

Total liabilities and stockholders' equity        $     38,129,878    $         4,799,549      $   45,461,828      $88,391,255
                                                  ================    ===================      ==============      ===========




                              theglobe.com, inc.

      UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS



                                                         Year Ended December 31, 1998
                                                  ------------------------------------------     Pro Forma          Pro Forma
                                                  theglobe.com, inc.  Attitude Network, Ltd.    Adjustments        As Adjusted
                                                  ------------------  ----------------------   --------------      -----------

Revenues                                          $      5,509,818    $         1,885,547               -          $ 7,395,365
Cost of revenues                                         2,238,871                903,476               -            3,142,347
                                                  ----------------    -------------------                          -----------
          Gross profit                                   3,270,947                982,071                            4,253,018

Operating expenses:
     Sales and marketing                                 9,298,683                681,585               -            9,980,268
     Product development                                 2,632,613              1,860,686               -            4,493,299
     General and administrative                          6,828,134              1,644,415               -            8,472,549
     Non-recurring charge                                1,370,250                  -                   -            1,370,250
     Amortization of intangible assets                       -                  1,883,137          15,153,943 (a)   17,037,080
                                                  ----------------    -------------------      --------------      -----------
          Loss from operations                         (16,858,733)            (5,087,752)        (15,153,943)     (37,100,428)

Other income (expense):
     Interest and dividend income                        1,083,400                  -                   -            1,083,400
     Interest and other expense                           (191,389)            (1,101,753)              -           (1,293,142)
                                                  ----------------    -------------------      --------------      -----------
          Total other income (expense), net                892,011             (1,101,753)              -             (209,742)
                                                  ----------------    -------------------      --------------      -----------

          Loss before provision for income taxes       (15,966,722)            (6,189,505)        (15,153,943)     (37,310,170)
                                                  ----------------    -------------------      --------------      -----------

Provision for income taxes                                  78,918                  -                                   78,918
                                                  ----------------    -------------------      --------------      -----------
          Net loss                                $    (16,045,640)   $        (6,189,505)     $  (15,153,943)    $(37,389,088)
                                                  ================    ===================      ==============     ============

Basic and diluted net loss per share              $         (6.74)                                                $    (11.81)(b)
                                                  ================                                                ============

Weighted average basic and diluted shares
  outstanding                                           2,381,140                                     785,461(b)     3,166,601(b)
                                                  ================                             ==============     ============

                             theglobe.com, inc.

NOTES TO THE UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION


(1)  Pro Forma Adjustments and Assumptions

     (a) The Company acquired Attitude Network Ltd. ("Attitude") in a stock transaction for approximately $46.8 million in April 1999, including costs of acquisition, of which approximately $45.5 million was allocated to intangible assets. The components of the purchase price were as follows: $43.1 million for all of the outstanding common stock, $1 million for outstanding warrants, $1.9 million for outstanding options to purchase common stock, and the remaining amount was for costs of the acquisition. Goodwill and other intangible assets related to this acquisition will be amortized over a period of 3 years, the expected period of benefit. The Pro Forma adjustments reflect twelve months of amortization expense for the year ended December 31, 1998, assuming the transaction had occurred on January 1, 1998. The value of the intangible assets at January 1, 1998 would have been approximately $45.5 million.

          The following represents the allocation of the purchase price over the historical net book values of the acquired assets and liabilities of Attitude at December 31, 1998, and is for illustrative pro forma purposes only. Actual fair values will be based on financial information as of the acquisition date (April 5, 1999). Assuming the transaction had occurred on December 31, 1998, the allocation would have been as follows:

                                              Attitude Network Ltd.
                                              ---------------------

      Assets acquired
           Cash                                             2,161,513
           Accounts receivable, net                           406,412
           Other assets                                        24,308
           Computer equipment, furniture and
              office equipment                                382,277
           Goodwill and intangibles                        47,286,867
      Liabilities assumed                                  (3,433,741)
                                              -----------------------
           Purchase price                                  46,827,636
                                              =======================

          The Pro Forma adjustment reconciles the historical balance sheet of Attitude at December 31, 1998 to the allocated purchase price assuming the transaction had occurred on December 31, 1998.

     (b) The pro forma basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. The calculation of the weighted average number of shares outstanding assumes that the 785,461 of the Company's common stock issued in its acquisition were outstanding for the entire period.

     (c)       The  pro  forma   adjustment   reflects  the  conversion  of
          convertible demand notes into shares of theglobe.com's common stock as stated in the merger agreement.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (c)  Exhibits

2.1 Agreement and Plan of Merger dated as of April 5, 1999 by and among theglobe.com, inc., Bucky Acquisition Corp., Attitude Network Ltd. and certain stockholders thereof.

23.1 Consent of PricewaterhouseCoopers, LLP, Independent Certified Public Accountants.

99.1 Text of Press Release, dated April 6, 1999, issued by theglobe.com, inc.

99.2 Text of Press Release, dated April 12, 1999, issued by theglobe.com, inc.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.

     Dated:  April 19, 1999.



                                    theglobe.com, inc.



                                    By: /s/ Francis T. Joyce
                                        -------------------------------
                                        Name: Francis T. Joyce
                                        Title: Vice President and Chief
                                               Financial Officer

                                EXHIBIT INDEX


         Exhibit                             Description
         -------                             -----------

           2.1 Agreement and Plan of Merger dated as of April 5, 1999 by and among theglobe.com, inc., Bucky Acquisition Corp., Attitude Network Ltd. and certain stockholders thereof.

           23.1 Consent of PricewaterhouseCoopers, LLP, Independent Certified Public Accountants.

           99.1               Text of Press Release, dated April
                              6, 1999,  issued by  theglobe.com,
                              inc.

           99.2               Text of Press Release, dated April
                              12, 1999,  issued by theglobe.com,
                              inc.